UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
First Franklin Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029

(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

4750 Ashwood Drive, Cincinnati, Ohio		45241

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 469-5352

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 18, 2006, the Board of Directors of First Franklin Corporation (the “Company”) adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The adoption of the Amended Bylaws did not require stockholder approval and the Amended Bylaws were effective December 18, 2006. Specifically, the Board: (i) amended Article II, Section 10 to specify that, unless otherwise designated by the Board, the chairman or his or her designee will preside at all stockholder meetings, to specify that the Board may set rules or regulations for the conduct of stockholder meetings and to clarify that the presiding office at stockholder meetings will determine whether a matter is properly brought before the meeting; (ii) amended Article III, Section 4 to specify that, unless otherwise designated by the Board, the chairman or his or her designee will preside at all board meetings (iii) amended Article V, Section 1 to specify that the board may also elect a chairman; and (iv) added Article V, Section 4 to set forth the duties of the chairman.
     The full text of the Amended Bylaws and the sections of the Amended Bylaws that were amended or added, marked to show changes, are attached as Exhibits 3.1 and 3.2 hereto, and are incorporated by reference herein. The provisions of the Amended Bylaws listed above and the descriptions thereof are qualified in their entirety by reference to the full text of the Amended Bylaws.
Section 9 – Financial Statements and Exhibits
Item 9.01      Financial Statements and Exhibits.
     (a) and (c). Not applicable.
     (d) Exhibits.

3.1	Amended and Restated Bylaws of First Franklin Corporation adopted December 18, 2006

3.2	Sections of the Amended and Restated Bylaws of First Franklin Corporation that were amended or added on December 18, 2006 – marked to show changes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION
By:	/s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

Date: December 18, 2006

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